Stikeman Elliott LLP Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9
Tel: (416) 869-5500 Fax: (416) 947-0866 www.stikeman.com

March 9, 2016

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:   Energy Fuels Inc. (the “Issuer”) - Prospectus Supplement No. 2

         We refer you to the prospectus supplement no. 2 of the Issuer dated March 9, 2016 relating to the offering of units of the Issuer, consisting of one common share and one-half of one common share purchase warrant (the “Prospectus”) filed with the United States Securities and Exchange Commission (the “SEC”) on March 9, 2016.

         We hereby consent to being named in the Prospectus under the heading “Legal Matters” and to the use of our legal opinions set out under the heading “Eligibility for Investment”, which opinions are provided as of the date of the Prospectus.

         We have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus that are: (i) derived from our legal opinions provided in the Prospectus, or (ii) within our knowledge as a result of the services performed by us in connection with such opinions.

         We further consent to the filing of this Consent under cover of Form 8-K with the SEC and the incorporation by reference of this Consent into the Issuer’s Form F-10 Registration Statement (File No. 333-194916).

         This letter is delivered to the addressees pursuant to the requirements of securities legislation. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

TORONTO

Yours truly,	MONTREAL

(signed) Stikeman Elliott LLP	OTTAWA

CALGARY

VANCOUVER

NEW YORK

LONDON

SYDNEY